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                          THIRD CONTRACT OF EMPLOYMENT

between

RANDGOLD RESOURCES LIMITED

(registration number 65832)
a Company incorporated in Jersey, Channel Islands
("the Company")

and

DENNIS MARK BRISTOW
(the "Employee")

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                               TABLE OF CONTENTS

1.    INTRODUCTION.............................................................3
2.    EMPLOYMENT...............................................................3
3.    DUTIES...................................................................4
4.    SECOND CONTRACT OF EMPLOYMENT............................................5
5.    REMUNERATION PACKAGE.....................................................6
6.    SECURITY.................................................................7
7.    EXPENSES.................................................................7
8.    BONUS SCHEME.............................................................8
9.    HOLIDAYS................................................................11
10.   LIFE ASSURANCE..........................................................12
11.   APPLICATION OF PROVISIONS OF PERSONNEL MANUALS..........................12
12.   INCAPACITY..............................................................13
13.   TERMINATION.............................................................14
14.   CONFIDENTIALITY AND RESTRAINT...........................................14
15.   DOMICILIUM..............................................................19
16.   GENERAL.................................................................20

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THE PARTIES AGREE AS FOLLOWS:

1.    INTRODUCTION

      It is recorded that-

1.1 the Employee is at present employed by the Company in the position of Chief Executive Officer in terms of a written contract of employment ("Second Contract of Employment"),

1.2 the parties have negotiated and now wish to record the terms of a further contract of employment ("Third Contract of Employment").

2.    EMPLOYMENT

2.1 Notwithstanding the date of signature hereof, the Employee shall be deemed to have been employed by the Company under this Third Contract of Employment as from 1 June 2000 ("Commencement date").

2.2 The employment of the Employee as Chief Executive Officer of the Company shall continue for a minimum fixed term until 31 May 2003 and shall continue for an indefinite period thereafter, until terminated on not less than 6 (six) month's written notice given by one party to the other, which notice may be given so as to terminate the Employee's employment with effect from the expiry date of the minimum fixed term or any later date.

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3.    DUTIES

3.1          As Chief Executive Officer of the Company, the Employee shall:

3.1.1 undertake such duties and exercise such powers in relation to the Company, its associated companies and their businesses as the board of directors of the Company (the "Board") shall from time to time assign to or vest in him, provided however, that the Board shall procure that such duties and powers shall not conflict with one another;

3.1.2 in the discharge of such duties and in the exercise of such powers observe and comply with all resolutions, regulations and directives from time to time made or given by the Board; and

3.1.3 use his best endeavours to properly conduct, improve, extend, develop, promote, protect and preserve the business interest, reputation and goodwill of the Company and its associated companies.

3.2 For the purposes of this Agreement, "associated company" or "associated companies" means-

3.2.1 any company or entity which is directly or indirectly controlled by the Company,

3.2.2 any company or entity which directly or indirectly controls the Company, or

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3.2.3        any company or entity which is directly or indirectly controlled by any company which also directly or indirectly controls the Company.

3.3 It shall be part of the normal duties of the Employee at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company and associated companies might be improved, and promptly to give to the Secretary of the Company full details of any invention or improvement which he may from time to time make or discover in the course of his duties, and to further the interests of the Company and its associated companies' undertakings with regard thereto. Any such invention or improvement shall be the property of the Company and the Employee shall take all steps as may be necessary and reasonably required by the Company, at the sole expense of the Company, to procure that the Company obtains complete and exclusive legal title to any such invention or improvement.

4.    SECOND CONTRACT OF EMPLOYMENT

4.1 This Third Contract of Employment supersedes the Second Contract of Employment as from the Commencement Date.

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5.    REMUNERATION PACKAGE

5.1 As from the Commencement Date, the Employee's remuneration package shall be US $380 000 (three hundred and eighty thousand United States Dollars) per annum, which shall be reviewed annually with a view to effecting appropriate annual increases.

5.2 The composition of the Employee's remuneration package shall be the following-

5.2.1        a salary, which shall be equal to the difference between US
             $380 000 (three hundred and eighty thousand United States Dollars) and the cost to the Company of providing the other components of the package set out in 5.2.2 and 5.2.3;

5.2.2 the contributions payable by the Company in respect of the Employee and his wife and children to the medical aid scheme of which the Employee is a member, all of which shall be for the account of the Company.

5.2.3 the monthly contributions payable by the Company in respect of the Employee to any pension, provident and retirement annuity funds nominated by the Employee, all of which shall be for the account of the Company.

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5.3          The Employee's salary shall be payable by equal monthly instalments
             (and proportionately for any lesser period, each monthly instalment being deemed to accrue rateably from day to day) in arrear on the last day of each month.

6.    SECURITY

      The Company shall at its cost provide appropriate security and security services at the Employee's residence.

7.    EXPENSES

7.1 The Employee shall be reimbursed for all travelling, hotel and other out-of-pocket expenses reasonably incurred by him in or about the discharge of his duties hereunder.

7.2 The Employee shall be reimbursed all costs and expenses incurred by him in connection with his home telephone.

7.3 The Company requires the Employee to be a member of an appropriate club for various reasons, including the entertainment of clients and customers of the Company and shall pay the annual membership fees of such club.

7.4 Should it become necessary during the Employee's periods of work in West and East Africa to be evacuated from his place of work for medical reasons, the Company shall arrange for such evacuation and the costs thereof shall be for the Company's account.

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7.5          The Company shall meet the Employee's membership fees of such professional bodies as it deems are required.

8.    BONUS SCHEME

8.1 Over and above the remuneration package and other benefits stipulated in this Third Contract of Employment, the Employee shall be eligible for an annual bonus.

8.2 The Employee shall be entitled to be paid a bonus in United States Dollars in respect of each successive period of employment by the Company ending on 31 March 2001, 31 March 2002 and 31 March 2003 ("employment period") if the ruling price of ordinary shares in the Company for that employment period as defined in 8.4. is higher than the base price for that employment period, as defined in 8.3.

8.3 The base price shall be in the case of each of the employment periods in respect of which a bonus is to be calculated, the weighted average price of ordinary shares in the Company quoted on the London Stock Exchange over the last calendar month preceding the employment period in respect of which the bonus is being calculated.

8.4 The ruling price for each employment period shall be the weighted average price of ordinary shares in the Company quoted on the London Stock Exchange over the last calendar month of that employment period.

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8.5          Should a bonus become payable to the Employee in respect of any employment period, then the amount of such bonus shall be calculated in accordance with the following formula:

             B = 150 000(P(2) - P(1))

             Where        B       is the amount of the bonus, in United States
                                  Dollars;

                          P(2) is the ruling price for the employment period in respect of which the bonus is being calculated, as defined in 8.4, converted to United States Dollars at the exchange rate prevailing on the last business day of that employment period; and
                          P(1) is the base price for the employment period in respect of which the bonus is being calculated, converted to United States Dollars at the exchange rate prevailing on the last business day of the employment period in respect of which the bonus is being calculated.

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8.6          For the purposes of this Clause, the exchange rate which shall be applied for the conversion of a Sterling amount to a United States Dollar amount on a particular date shall be the closing buying rate for purchases of United States Dollars in London on that date, as certified by Standard Chartered Bank, whose certificate shall be binding upon the parties.

8.7 In the above formula, the factor 150 000 (one hundred and fifty thousand) represents a fictional shareholding of 150 000 (one hundred and fifty thousand) shares in the share capital of the Company as presently constituted. Should the ordinary shares in the Company which are listed in the London Stock Exchange be consolidated or sub-divided, then the ruling price and the base price stipulated in 8.2 and the formula in 8.5 shall be modified by agreement between the parties in such a way as to give effect to the original intention of the parties. In the event that the parties do not agree on the terms of such modification, the matter shall be referred to the Company's Remuneration Committee, whose decision shall be final and binding upon the parties.

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8.8          Should the Company become subject to or involved in any
             reorganisation, unbundling, scheme of arrangement or other change of circumstances which directly or indirectly prejudices the Employee's prospective bonus(es) under the bonus scheme as set out in this clause, then the parties shall endeavour to reach agreement on a modified or substituted bonus scheme which will give effect to the original intent of the bonus scheme. Failing such agreement, the terms of the modified or substituted bonus scheme shall be determined by the Company's Remuneration Committee, whose decision shall be final and binding upon the parties.

9.    HOLIDAYS

      The Employee shall be entitled to 33 (thirty three) working days paid holiday in each successive period of 12 (twelve) months commencing on 1 June 2000, to be taken at such times as the Board shall consider most convenient, having regard to the requirements of the Company's business.

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10.   LIFE ASSURANCE

      Subject to the insurance company's requirements life assurance cover against death is provided for the Employee whilst the Employee is a member of the Company's Provident Fund, as follows:

10.1         3(three) years' pensionable salary; and
10.2 non contributory cover equal to 2 (two) years' pensionable salary, payable in South African Rands.

11.   APPLICATION OF PROVISIONS OF PERSONNEL MANUALS

11.1 The Employee's entitlement to any benefit other than those recorded in this Agreement shall be governed by the appropriate provisions of the Company's personnel manuals from time to time.

11.2 In the event of a conflict between the provisions of the personnel manuals and the provisions of this Agreement, the provisions of this Agreement shall override those contained in the personnel manuals.

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12.   INCAPACITY

12.1 If the Employee at any time be incapacitated or prevented by illness, injury, accident or any other circumstance beyond his control (the "incapacity") from discharging his full duties hereunder for a total of 180 (one hundred and eighty) or more days in any 12 (twelve) consecutive calendar months, the Company may by notice in writing to the Employee given at any time so long as the incapacity shall continue:

12.1.1 discontinue payment in whole or in part of the salary on and from such dates as may be specified in the notice until the incapacity shall cease; or

12.1.2 whether or not payment shall already have been discontinued, terminate this Agreement forthwith or on such date as may be specified in the notice.

12.2 Subject as hereinafter provided the salary shall, notwithstanding the incapacity, continue to be paid to the Employee in accordance with 5, in respect of the period of incapacity prior to such discontinuance or termination.

12.3 Notwithstanding the above, whilst the Employee is a member of the Company's Provident Fund, the Employee shall be covered against temporary and permanent disability under the Company's insurance policies.

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13.   TERMINATION

      This Agreement may be terminated forthwith by the Company without prior notice if the Employee shall at any time

13.1 commit any serious or persistent breach of any provisions contained in this Agreement;

13.2 be guilty of grave misconduct or wilful neglect in the discharge of his duties;

13.3 become insolvent or make any arrangement or composition with his creditors;

13.3.1 become permanently incapacitated by accident or ill-health from performing his duties under this Agreement and for the purposes of this sub-clause incapacity for 3 (three) consecutive months or an aggregate period of 6 (six) months in any period of 12 (twelve) months shall be deemed to be permanent incapacity.

14.   CONFIDENTIALITY AND RESTRAINT

14.1 It is recorded that in the performance of his duties in West and East Africa the Employee will:

14.1.1 acquire knowledge of the know-how of the Company relating to its and associated companies' activities;

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14.1.2       derive considerable benefit from the technical and/or business experience which he will obtain from the Company and associated companies.

14.2 For one or more or all of the reasons set forth in 14.1, it is agreed, therefore, that in order to protect the proprietary interests of the Company and associated companies the Employee shall not:

14.2.1 divulge or disclose or use any information or knowledge so acquired by him relating to the matters set forth in 14.1.1, to any person whomsoever, whether for his own benefit or otherwise, except to those officials of the Company whose province it is to know the same, or

14.2.2 entice or solicit or canvass the services of any person, company or entity with whom the Company or any associated company has a written agreement at the date of termination of the Employee's employment, away from any such company, or accept or be interested in any such services, whether for his own benefit or otherwise.

14.3         The Employee undertakes not to do any of the things set forth in
             14.2 either directly or indirectly and whether as a director or partner or owner or principal or agent or representative or shareholder or financier or employee.

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14.4         The period of the restraint set forth in 14.2 shall be as follows:

14.4.1 all the restraints set forth in 14.2 shall apply during the Employee's employment by the Company;

14.4.2 the restraints set forth in 14.2.1, insofar as they relate to any information or knowledge appertaining to any matter set forth in
             14.1.1 shall also apply for so long as such information or knowledge is not generally available to the public or has not been disclosed to the Employee by some third party who was required by the Company to hold such knowledge or information in confidence or who did not acquire such knowledge or information, directly or indirectly, from the Company under an obligation of secrecy;

14.4.3 the restraints set forth in 14.2.2 shall also apply for a period of 1 (one) year after the date of termination of the Employee's employment by the Company.

14.5 The restraints set forth in 14.2.1 and 14.2.2 shall be binding on the Employee world-wide.

14.6         The Employee agrees that:

14.6.1 the restraints set forth above are reasonable as to their subject matter, area and duration, to protect the Company's proprietary interests;

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14.6.2       each of the restraints set forth in 14.2 is a separate and independent restraint severable from any of the other restraints therein set forth;

14.6.3 each of the ways set forth in 14.3 in which the Employee is restrained from doing any of the things set forth in 14.2 shall be a separate and independent restraint severable from any other of the ways in which he is restrained; and

14.6.3.1 if any one or more of the restraints set forth above are invalid or unforceable for any reason, the validity of any of the other restraints shall not be affected thereby.

14.7 The Employee may request the Company to release the Employee from any or all of the restraints described above or to relax the application of any or all of such restraints. The Company agrees to act reasonably in granting or refusing any such request. Any request by the Employee in terms hereof shall be made by the Employee to the Company in writing. Likewise, the decision of the Company in respect of any such request shall be given in writing by the Company to the Employee. Any conditions which the Company may impose, in the event of the Company agreeing to any such request, shall be contained in such written communication by the Company to the Employee.

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14.8         Nothing contained in this clause shall preclude the Employee from holding or acquiring shares or other securities of any other company which are quoted on any recognised stock exchange by way of bona fide investment, provided however, that any such investment shall not exceed 5% (five per centum) of the entire issued share capital or class of shares or other securities, as the case may be, of the company in question without the prior written consent of the Company which shall not be unreasonably withheld and provided further, however, that the Company shall be entitled to require him not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with the business of the Company or any associated company.

14.9 As consideration for the Employee agreeing to the restraints described in 14.2.1 and 14.2.2, it is recorded and agreed that the Company will forthwith pay the Employee an amount equal to twice the gross amount of the Employee's remuneration package stated in
             5.1 of US $380 000 (three hundred and eighty thousand United States Dollars) less the amount of US $ 250 000 (two hundred and fifty thousand United States Dollars) paid to the Employee in his Second Contract of Employment which amounts to US $510 000 (five hundred and ten thousand United States Dollars), on the following basis:

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14.9.1       should the Employee commit a material breach of the restraint undertakings given by the Employee in this Clause, then if the breach is one which is not capable of being remedied or being a breach which is capable of being remedied is not remedied within 30 (thirty) days after written demand given by the Company to the Employee, the Company shall be entitled to institute action against the Employee for agreed damages of US $760 000 (seven hundred and sixty thousand United States Dollars), in order to compensate the Company for the harm suffered by the Company.

15.   DOMICILIUM

15.1 The parties hereto respectively choose domicilium citandi et executandi for all purposes of and in connection with this Agreement as follows:

15.1.1               the Company              La Motte Chambers
                                              St Helier
                                              Jersey, Channel Islands

15.1.2               the Employee             La Motte Chambers
                                              St Helier
                                              Jersey, Channel Islands

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15.2         The parties shall be entitled to change their domicilia from time to time, provided that any such change shall only be effective upon receipt of notice in writing by the other party of such change. All notices of communications intended for any party shall be sent to or delivered at such party's domicilium for the time being.

16.   GENERAL

16.1 No alteration, cancellation, variation of, or addition hereto shall be of any force or effect unless reduced to writing and signed by the parties as an addendum to this Agreement or their duly authorised signatures.

16.2 Subject only to 16.1, this document contains the entire agreement between the parties and neither party shall be bound by any undertakings, representations or warranties not recorded herein.

16.3 No indulgence, leniency or extension of time which either party (the "grantor") may grant or show to the other, shall in any way prejudice the grantor or preclude the grantor from exercising any of its/his rights in the future.

16.4 Neither party may cede or assign its/his rights and delegate its/his obligations in terms of this Agreement without the prior written approval of the other party.

16.5         Each party warrants and undertakes to the other that-

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16.5.1       it is not acting as undisclosed agent or nominee for any person in entering into this Agreement; and

16.5.2 it is entering into this Agreement to secure the benefits of this Agreement for itself only and for no other person.

16.6 The headings appearing in this Agreement have been used for reference purposes only and shall not affect its interpretation.

16.7 The Company shall bear the costs of and incidental to the negotiation, preparation and conclusion of this Agreement.

16.8 The interpretation and enforcement of this Agreement shall at all times be governed by Jersey law prevailing from time to time, and the parties hereto hereby consent and submit to the jurisdiction of the Courts of Jersey in all matters arising from or concerning this Agreement.

16.9 If any clause or term of this Agreement should be invalid, unenforceable or illegal, then the remaining terms and provisions of this Agreement shall be deemed to be severable therefrom and shall continue in full force and effect unless such invalidity, unenforceability or illegality goes to the root of this Agreement.

16.10 The Employee's rights under this Agreement are not capable of assignment or hypothecation, nor of attachment by the Employee's creditors.

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THUS DONE and SIGNED by RANDGOLD RESOURCES at Johannesburg on this the 31st day of August 2000, in the presence of the undersigned witnesses, the signatory hereby warranting by his signature that he is duly authorised thereto.

AS WITNESSES:

1. /S/ [ILLEGIBLE]

2. /S/ [ILLEGIBLE]

                                                   /S/ [ILLEGIBLE]
                                                   _____________________________
                                                   For and on behalf of RANDGOLD
                                                   RESOURCES LIMITED
                                                   Capacity: Directors

THUS DONE and SIGNED by the EMPLOYEE at Johannesburg on this the 31st day of August 2000, in the presence of the undersigned witnesses, the signatory hereby warranting by his signature that he is duly authorised hereto.

AS WITNESSES:

1. /S/ [ILLEGIBLE]

2. /S/ [ILLEGIBLE]

                                                      /S/ DENNIS MARK BRISTOW
                                                      __________________________

                                                          DENNIS MARK BRISTOW